Exhibit 99.01

ENTERGY GULF STATES, INC.

LETTER OF TRANSMITTAL
OFFER TO EXCHANGE

Registered First Mortgage Bonds, 3.6% Series due June 1, 2008
for Any and All Outstanding
Unregistered First Mortgage Bonds, 3.6% Series due June 1, 2008

and

Registered First Mortgage Bonds, 6.2% Series due July 1, 2033
for Any and All Outstanding
Unregistered First Mortgage Bonds, 6.2% Series due July 1, 2033

and

Registered First Mortgage Bonds, 5.25% Series due August 1, 2015
for Any and All Outstanding
Unregistered First Mortgage Bonds, 5.25% Series due August 1, 2015
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON FEBRUARY 17, 2004 (THE "EXPIRATION DATE") UNLESS EXTENDED BY ENTERGY GULF STATES, INC.

Exchange Agent:
JPMORGAN CHASE BANK
By Hand or Overnight Courier or Registered or Certified Mail: JPMorgan Chase Bank ITS Bond Events 2001 Bryan Street 9th Floor Dallas, Texas 75201 Attention: Mr. Frank Ivins	By Facsimile: (214) 468-6494 (For Eligible Institutions Only) Confirm by Telephone: (214) 468-6464

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

_______________________

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

    ACKNOWLEDGMENTS, REPRESENTATIONS AND GENERAL INFORMATION

    The undersigned acknowledges receipt of the Prospectus dated January 16, 2004 (the "Prospectus") of Entergy Gulf States, Inc. (the "Company"), which, together with this Letter of Transmittal (the "Letter of Transmittal"), describes the offer of the Company (the "Exchange Offer") to exchange its (i) $325,000,000 principal amount of registered First Mortgage Bonds, 3.6% Series due June 1, 2008 (the "3.6% Exchange Bonds") for a like principal amount of its issued and outstanding unregistered First Mortgage Bonds, 3.6% Series due June 1, 2008 (the "3.6% Outstanding Bonds"), (ii) $240,000,000 principal amount of registered First Mortgage Bonds, 6.2% Series due July 1, 2033 (the "6.2% Exchange Bonds") for a like principal amount of its issued and outstanding unregistered First Mortgage Bonds, 6.2% Series due July 1, 2033 (the "6.2% Outstanding Bonds"), and (iii) $200,000,000 principal amount of registered First Mortgage Bonds, 5.25% Series due August 1, 2015 (the "5.25% Exchange Bonds" and, together with the 3.6% Exchange Bonds and the 6.2% Exchange Bonds, the "Exchange Bonds") for a like principal amount of its issued and outstanding unregistered First Mortgage Bonds, 5.25% Series August 1, 2015 (the "5.25% Outstanding Bonds" and, together with the 3.6% Outstanding Bonds and the 6.2% Outstanding Bonds, the "Outstanding Bonds"). The terms of the Exchange Bonds are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Bonds for which they may be exchanged pursuant to the Exchange Offer, except that the offering of the Exchange Bonds will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the Exchange Bonds will not bear legends restricting the transfer thereof and will not provide for certain registration rights.

    The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

    Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Outstanding Bonds as set forth in Section B below. Subject to, and effective upon, the acceptance for exchange of the Outstanding Bonds tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all rights, title and interest in and to such Outstanding Bonds. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the Outstanding Bonds to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, to exchange, to assign, and to transfer the Outstanding Bonds and to acquire Exchange Bonds issuable upon the exchange of such tendered Outstanding Bonds and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Outstanding Bonds, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment, and transfer of tendered Outstanding Bonds or transfer ownership of such Outstanding Bonds on the account books maintained by The Depository Trust Company ("DTC").

    The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer-Certain Conditions to the Exchange Offer." The undersigned recognizes that, as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Outstanding Bonds tendered hereby and, in such event, the Outstanding Bonds not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

    The Exchange Offer is not conditioned upon any minimum number of Outstanding Bonds being tendered.

    The undersigned also acknowledges that this Exchange Offer is being made by the Company in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the Exchange Bonds issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided (i) such Exchange Bonds are acquired in the ordinary course of such holder's business and (ii) such holder does not intend to participate in, has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, a distribution of the Exchange Bonds. A holder of Outstanding Bonds that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Bonds to resell pursuant to an exemption from registration (a) cannot rely on such interpretations by the staff of the SEC, (b) will not be permitted or entitled to tender such Outstanding Bonds in the exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Outstanding Bonds. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Bonds cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act.

    Pursuant to this Letter of Transmittal, each holder of Outstanding Bonds will represent to the Company that (i) the Exchange Bonds to be acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Bonds, whether or not such person is such holder, (ii) neither the holder of the Outstanding Bonds nor any such other person is engaged in, intends to participate in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Bonds, and (iii) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. A tendering holder that is a broker-dealer may participate in the Exchange Offer provided that (i) such broker-dealer will receive Exchange Bonds for its own account in exchange for Outstanding Bonds as a result of market-making activities or other trading activities and (ii) such broker-dealer will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Bonds received in respect of such Outstanding Bonds pursuant to the Exchange Offer. Additionally, by acknowledging that such broker-dealer will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Bonds, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The enclosed Instruction by Owner to Registered Holder and/or Book-Entry Transfer Participant contains an authorization by the beneficial owners of the Outstanding Bonds for you to make the foregoing representations. The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Bonds pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Bonds to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ENTERGY GULF STATES, INC. OR JPMORGAN CHASE BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

    Additional copies of the enclosed material may be obtained from the Exchange Agent.

    All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy, or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Outstanding Bonds may be withdrawn at any time prior to the Expiration Date.

    Certificates for all Exchange Bonds delivered in exchange for tendered Outstanding Bonds and any Outstanding Bonds delivered herewith but not exchanged, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

    This Letter of Transmittal is to be used if either the certificates for Outstanding Bonds are to be forwarded herewith or the delivery of Outstanding Bonds is to be made by book-entry transfer to an account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in "The Exchange Offer-Procedures for Tendering" in the Prospectus. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

    Unless the context requires otherwise, the term "holder" for purposes of this Letter of Transmittal means any person in whose name Outstanding Bonds are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Outstanding Bonds are held of record by DTC who desires to deliver such Outstanding Bonds by book-entry transfer at DTC.

    Holders whose Outstanding Bonds are not immediately available or who cannot deliver their Outstanding Bonds and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Outstanding Bonds according to the guaranteed delivery procedure set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

    OUTSTANDING BONDS TO BE TENDERED

    List below the Outstanding Bonds to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Principal Amounts should be listed on a separate signed schedule affixed hereto.
DESCRIPTION OF OUTSTANDING BONDS TENDERED HEREWITH
Names(s) and Address(es) of Registered Holder(s) (Please fill in)	Certificate(s) Tendered (Attach Signed List if Necessary)
	Certificate Number(s)*	Aggregate Principal Amount Represented by Outstanding Bonds*	Principal Amount Tendered**

Total

  * Need not be completed by book-entry holders.

  ** Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by Outstanding Bonds. See Instruction 2.

  METHOD OF DELIVERY
CHECK HERE IF TENDERED OUTSTANDING BONDS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution:

  The Depository Trust Company Account Number:

  Transaction Code Number:

CHECK HERE IF TENDERED OUTSTANDING BONDS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

  Name of Registered Holder(s):

  Name of Eligible Institution that Guaranteed Delivery:

  IF DELIVERED BY BOOK-ENTRY TRANSFER:

  Account Number:

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

  Name:

  Address:

CHECK HERE IF TENDERED OUTSTANDING BONDS ARE ENCLOSED HEREWITH.
  SIGNATURES

  TENDERING HOLDER(S) SIGN HERE

Signature(s) of Holder(s)
Dated: ___________________

  (Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Outstanding Bonds or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith or, if the Outstanding Bonds are held of record by DTC, the person in whose name such Outstanding Bonds are registered on the books of DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.
Name(s): (Please Print)
Capacity (full title):
Address: (Including Zip Code)
Area Code and Telephone No.:
Tax Identification No.:
GUARANTEE OF SIGNATURE(S) (IF REQUIRED-SEE INSTRUCTION 3)
Authorized Signature:
Name:
Title:
Address:
Name of Firm:
Area Code and Telephone No.:
Dated: ___________________

  INSTRUCTIONS

  FORMING PART OF THE TERMS AND CONDITIONS
  OF THE EXCHANGE OFFER

    Delivery of this Letter of Transmittal and Certificates. Certificates for all physically delivered Outstanding Bonds or confirmation of any book-entry transfer to the account of the Exchange Agent at DTC of Outstanding Bonds tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

    THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OUTSTANDING BONDS AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER AND, EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING BONDS SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Holders whose Outstanding Bonds are not immediately available or who cannot deliver their Outstanding Bonds and all other required documents to the Exchange Agent on or prior to the Expiration Date or comply with book-entry transfer procedures on a timely basis may tender their Outstanding Bonds pursuant to the guaranteed delivery procedure set forth in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures." Pursuant to such procedure: (i) such tender must be made through an Eligible Institution (as defined therein); (ii) prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, courier, or hand delivery) stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) all tendered Outstanding Bonds (or a confirmation of any book-entry transfer of such Outstanding Bonds into the account of the Exchange Agent at DTC) as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date, all as provided in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to each holder who wishes to tender Outstanding Bonds according to the guaranteed delivery procedures set forth above.

    No alternative, conditional, irregular, or contingent tenders will be accepted. By executing this Letter of Transmittal (or facsimile thereof), all tendering holders shall waive any right to receive notice of the acceptance of the Outstanding Bonds for exchange.

    Partial Tenders; Withdrawals. Tenders of Outstanding Bonds will be accepted in all denominations of $1,000 and integral multiples in excess thereof. If less than the entire principal amount of Outstanding Bonds evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the box entitled "Principal Amount Tendered." A newly issued certificate for the principal amount of Outstanding Bonds submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Outstanding Bonds delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    Tenders of Outstanding Bonds pursuant to the Exchange Offer are irrevocable, except that Outstanding Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 P.M., New York time, on the Expiration Date. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the name of the person having tendered the Outstanding Bonds to be withdrawn, identify the Outstanding Bonds to be withdrawn (including the principal amount of such Outstanding Bonds), and (where certificates for Outstanding Bonds have been transmitted) specify the name in which such Outstanding Bonds were registered, if different from that of the withdrawing holder. If certificates for Outstanding Bonds have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Outstanding Bonds have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Bonds and otherwise comply with the procedures of such facility. Any Outstanding Bonds so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Bonds that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Bonds tendered by book-entry transfer into the account of the Exchange Agent at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Bonds will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Bonds) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Outstanding Bonds may be retendered by following one of the procedures described in the Prospectus under the caption "The Exchange Offer-Procedures for Tendering" at any time on or prior to the Expiration Date.

    Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder or holders of the Outstanding Bonds tendered hereby, the signature must correspond with the name or names as written on the face of certificates without alteration, enlargement, or any change whatsoever.

    If any of the Outstanding Bonds tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If a number of Outstanding Bonds registered in different names are tendered, it will be necessary to complete, sign, and submit as many separate copies of this Letter of Transmittal as there are different registrations of Outstanding Bonds.

    When this Letter of Transmittal is signed by the registered holder or holders of Outstanding Bonds listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

    If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Outstanding Bonds listed, such Outstanding Bonds must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and duly executed by the registered holder, exactly as the name or names of the registered holder or holders appear on the Outstanding Bonds.

    If this Letter of Transmittal, any certificates, or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

    Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

    Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Outstanding Bonds are tendered: (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter of Transmittal or (ii) for the account of any Eligible Institution. See Instruction 4 below.

    Special Issuance and Delivery Instructions. Tendering holders should indicate, in the applicable spaces, the name and address to which the Exchange Bonds or substitute Outstanding Bonds for principal amounts not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of tender of the Outstanding Bonds through DTC, if different from DTC). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

    Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Bonds pursuant to the Exchange Offer. If, however, certificates representing Outstanding Bonds for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Bonds tendered hereby, or if tendered Outstanding Bonds are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Outstanding Bonds to the Company pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the Letter of Transmittal the amount of such transfer taxes will be billed directly to such tendering holder.

    Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Outstanding Bonds listed in this Letter of Transmittal.

    Waiver of Conditions. The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

    Mutilated, Lost, Stolen or Destroyed Outstanding Bonds. Any holder whose Outstanding Bonds have been mutilated, lost, stolen, or destroyed should contact the Exchange Agent at the address set forth on the front page of this Letter of Transmittal for further instructions.

    Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth on the front page of this Letter of Transmittal. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to Christopher T. Screen, Assistant Secretary, Entergy Gulf States, Inc., Post Office Box 61000, New Orleans, Louisiana 70161, telephone number: (504) 576-4212, facsimile number: (504) 576-4150.

    Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Outstanding Bonds will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of counsel to the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to the particular Outstanding Bonds covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. Neither the Company, the Exchange Agent, nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The interpretation by the Company of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Bonds must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Bonds, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Bonds will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Bonds received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

    Definitions. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instruction 1, 3, and 4 herein)

To be completed ONLY if certificates for Outstanding Bonds in a principal amount not tendered are to be issued in the name of, or the Exchange Bonds issued pursuant to the Exchange Offer are to be issued to the order of, someone other than the person or persons whose signatures appear within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Outstanding Bonds Tendered Herewith" within this Letter of Transmittal, or if Outstanding Bonds tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC.

Name
(Please Print)

Address
(Please Print)

(Zip Code)

     Taxpayer Identification or Social Security Number

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1, 3, and 4 herein)

To be completed ONLY if certificates for Outstanding Bonds in a principal amount not entered are not accepted for purchase or the Exchange Bonds issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signatures appear within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Outstanding Bonds Tendered Herewith" within this Letter of Transmittal.

Name
(Please Print)

Address
(Please Print)

(Zip Code)

     Taxpayer Identification or Social Security Number

_______________

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR OUTSTANDING BONDS OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE.

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